Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-268000) of General Motors Company,
(2)Registration Statements (Form S-8 No. 333-273423 and Form S-8 No. 333-239425) pertaining to the General Motors Company 2020 Long-Term Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-218793) pertaining to the General Motors Company 2017 Long-Term Incentive Plan, and
(4)Registration Statement (Form S-8 No. 333-196812) pertaining to the General Motors Company 2014 Long-Term Incentive Plan;

of our reports dated January 28, 2025, with respect to the consolidated financial statements of General Motors Company and subsidiaries and the effectiveness of internal control over financial reporting of General Motors Company and subsidiaries included in this Annual Report (Form 10-K) of General Motors Company for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Detroit, Michigan
January 28, 2025